                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                EQUITY OFFICE PROPERTIES TRUST
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                                                                  March 29, 1999

DEAR EQUITY OFFICE SHAREHOLDER:

    It is my pleasure to invite you to Equity Office Properties Trust's 1999 Annual Meeting of Shareholders. This year's meeting will be held at ONE NORTH FRANKLIN STREET, THIRD FLOOR, CHICAGO, ILLINOIS on Friday, May 21, 1999, at 9:00 a.m. (C.D.T.)

    The formal notice of the meeting follows on the next page. Enclosed with this proxy statement are your proxy card, a postage-paid envelope to return your proxy card, and Equity Office's 1998 Annual Report.

    Your vote is important. Whether you plan to attend the meeting or not, you may vote your common shares via a toll-free telephone number or the Internet or you may sign, date and mail the enclosed proxy card in the envelope provided. Instructions regarding all three methods of voting are contained on the proxy card. If you attend the meeting and prefer to vote in person, you may do so.

                                          Sincerely,

                                          /s/ Samuel Zell
                                          -------------------------

                                          Samuel Zell

                                          Chairman of the Board and Trustee

                         EQUITY OFFICE PROPERTIES TRUST
                           TWO NORTH RIVERSIDE PLAZA
                                   SUITE 2200
                            CHICAGO, ILLINOIS 60606

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------

TIME.......................................  9:00 a.m. (C.D.T.) on Friday, May 21, 1999

PLACE......................................  One North Franklin Street
                                             Third Floor
                                             Chicago, Illinois

ITEMS OF BUSINESS..........................  (1)        To elect four members of the Board of
                                                        Trustees for three year terms; and

                                             (2)        To transact such other business as may
                                                        properly come before the meeting and any
                                                        adjournment or postponement.

RECORD DATE................................  You may vote if you are a shareholder of record as of the close of business on Monday, March 8, 1999.

ANNUAL REPORT..............................  Our 1998 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING...............................  It is important that your common shares be represented and voted at the meeting. If you do not plan to attend
                                             the meeting and vote your common shares in person,
                                             please vote in one of these ways:

                                             (1)        USE THE TOLL-FREE TELEPHONE NUMBER shown on
                                                        your proxy card (this call is free in the
                                                        U.S. and Canada);

                                             (2)        VISIT THE WEBSITE address shown on your
                                                        proxy card to vote via the Internet; OR

                                             (3)        MARK, SIGN, DATE AND PROMPTLY RETURN your
                                                        enclosed proxy card in the postage-paid
                                                        envelope.

                                             Any proxy may be revoked at any time prior to its
                                             exercise at the meeting.

March 29, 1999

                                                        /s/ Stanley M. Stevens
                                                        ------------------------
                                                        Stanley M. Stevens
                                                        EXECUTIVE VICE PRESIDENT
                                                        CHIEF LEGAL COUNSEL AND SECRETARY

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                VOTING METHODS
YOU HAVE THE RIGHT TO VOTE AND,
IF DESIRED, TO REVOKE YOUR PROXY
ANY TIME BEFORE THE ANNUAL MEETING.
U.S. MAIL
Proxy Card Voting
1. Mark your selections
2. Date and sign your name exactly as it appears on your Proxy Card
3. Mail to EquiServe in the return envelope
Telephone Voting
1. Within the U.S. and Canada
dial 1-877-779-8683 and outside the U.S.
and Canada call collect 1-201-536-8073
2. Enter your Control Number (printed on your
Proxy Card above your name)
3. Follow the recorded instructions
Internet Voting
1. Go to website http://www.eproxyvote.com/eop
2. Enter your 14-digit Control Number
(printed on your Proxy Card above your name)
3. Follow the instructions provided
VOTE
EQUISERVE
VOTE
TABULATION

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
PROXY STATEMENT................................    1

GENERAL INFORMATION ABOUT VOTING...............    1
    Who can vote...............................    1
    Voting by Proxy Holders....................    1
    Vote by Telephone..........................    1
    Vote by Internet...........................    1
    Vote by Mail...............................    1
    Voting of Other Matters....................    1
    How you may revoke your proxy
     instructions..............................    2
    How votes are counted......................    2
    Cost of this proxy solicitation............    2
    Attending the Annual Meeting...............    2
    List of Shareholders.......................    2
    Discontinuation of Multiple Copies of
     Annual Reports to Shareholders............    2

PROPOSAL 1: ELECTION OF TRUSTEES...............    3
    Board of Trustees..........................    3
    Vote Required..............................    3
    General Information About the Nominees.....    3

MEETINGS AND COMMITTEES OF THE BOARD OF
  TRUSTEES.....................................    9
    Meetings...................................    9
    Executive Committee........................    9
    Compensation and Option Committee..........    9
    Audit Committee............................    9
    Special Conflicts Committee................    9

TRUSTEE COMPENSATION AND INDEMNIFICATION.......    9
    Annual Fees................................    9
    Options....................................   10
    Indemnification............................   10

EQUITY OFFICE COMMON SHARE AND UNIT OWNERSHIP
  BY TRUSTEES AND EXECUTIVE OFFICERS...........   11
    Section 16(a) Disclosure...................   12

EXECUTIVE COMPENSATION.........................   13
    Report of the Compensation and Option
     Committee on Executive Compensation.......   13
        Types of Compensation..................   13
        Base Salary............................   13
        Bonus..................................   13
        Share Options and Restricted Share
        Awards.................................   14
        Chief Executive Officer's
        Compensation...........................   14
        Tax Policy.............................   15
    Performance Graph..........................   16
    Summary Compensation Table.................   17
    1998 Option Grants.........................   18
    Option Exercises And Fiscal Year-End Option
     Values....................................   19

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS...   19

COMPENSATION AND OPTION COMMITTEE INTERLOCKS
  AND INSIDER PARTICIPATION....................   20

                                                 PAGE
                                                 ----
CERTAIN RELATIONSHIPS AND RELATED
  TRANSACTIONS.................................   20
    Wright Runstad Affiliated Transactions.....   20
    Equity Group Investments Affiliated
     Transactions..............................   21
    Miscellaneous..............................   22

AUDITORS.......................................   22

SHAREHOLDER PROPOSALS FOR THE 2000 MEETING.....   22

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

    Your vote is very important. For this reason, the Board of Trustees is requesting that you allow your common shares of beneficial interest to be represented at the Annual Meeting by the Proxy Holders named in the enclosed Proxy Card. This Proxy Statement is being sent to you in connection with this request and has been prepared for the Board by our management. "We," "our" and "Equity Office" refer to Equity Office Properties Trust. The Proxy Statement is first being sent to our shareholders on or about March 29, 1999.

--------------------------------------------------------------------------------
                        GENERAL INFORMATION ABOUT VOTING
--------------------------------------------------------------------------------

    WHO CAN VOTE. You are entitled to vote your common shares if our records showed that you held your common shares as of the close of business on March 8, 1999. At the close of business on that date, a total of 259,940,392 common shares were outstanding and entitled to vote. Each common share has one vote. The enclosed Proxy Card shows the number of common shares which you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

    VOTING BY PROXY HOLDERS. IF YOUR COMMON SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE (I.E., IN "STREET NAME"), YOU WILL RECEIVE INSTRUCTIONS FROM YOUR NOMINEE WHICH YOU MUST FOLLOW IN ORDER TO HAVE YOUR COMMON SHARES VOTED. If you hold your common shares in your own name as a holder of record, you may instruct the Proxy Holders how to vote your common shares by using the toll-free telephone number, the Internet website listed on the Proxy Card or by signing, dating and mailing the Proxy Card in the postage-paid envelope that we have provided to you. Whichever of these methods you select to transmit your instructions, the Proxy Holders will vote your common shares in accordance with those instructions. If you give us a proxy without giving specific voting instructions, your common shares will be voted by the Proxy Holders as recommended by our Board of Trustees.

    VOTE BY TELEPHONE. You can vote your common shares by telephone by dialing the toll-free telephone number (at no cost to you) printed on your Proxy Card. Telephone voting is available 24 hours a day until 3:00 p.m. (E.D.T.) on Thursday, May 20, 1999. Easy-to-follow voice prompts allow you to vote your common shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using individual control numbers. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. If you are located outside the U.S. and Canada, you should use the collect calling option printed on your Proxy Card.

    VOTE BY INTERNET. You can also choose to vote via the Internet. The website for Internet voting is printed on your Proxy Card. Internet voting is available 24 hours a day until 3:00 p.m. (E.D.T.) on Thursday, May 20, 1999. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded and you can give us instructions to discontinue future delivery of duplicate Annual Reports. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

    VOTE BY MAIL. If you choose to vote by mail, simply mark your Proxy Card, sign and date it, and return it to EquiServe in the postage-paid envelope provided. If you wish to discontinue future delivery of duplicate Annual Reports, check the box provided on the card.

    VOTING OF OTHER MATTERS. We are not now aware of any other matters to be presented at the Annual Meeting except for those described in this

Proxy Statement. If any other matters not described in the Proxy Statement are properly presented at the meeting, the Proxy Holders will use their own judgment to determine how to vote your common shares. If the meeting is adjourned or postponed, your common shares may be voted by the Proxy Holders on the new meeting date as well, unless you have revoked your proxy instructions prior to such date.

    HOW YOU MAY REVOKE YOUR PROXY INSTRUCTIONS. To revoke your proxy instructions, you must so advise our Secretary, Stanley M. Stevens, c/o Equity Office Properties Trust, Two North Riverside Plaza, Suite 2200, Chicago, IL 60606 in writing received before your common shares have been voted by the Proxy Holders at the meeting, deliver to our Secretary prior to the date of the meeting later proxy instructions, or attend the meeting and vote your common shares in person.

    HOW VOTES ARE COUNTED. The Annual Meeting will be held if a majority of the outstanding common shares entitled to vote is represented at the meeting. If you have returned valid proxy instructions or attend the meeting in person, your common shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. If you hold your common shares through a broker, bank or other nominee, generally the nominee may only vote the common shares which it holds for you in accordance with your instructions. However, if it has not received your instructions within ten days of the meeting, the nominee may vote on matters which the New York Stock Exchange determines to be routine. If a nominee cannot vote on a particular matter because it is not routine, there is a "broker non-vote" on that matter. Broker non-votes count for quorum purposes, but we do not count either abstentions or broker non-votes as votes for or against any proposal.

    COST OF THIS PROXY SOLICITATION. We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that certain of our employees will solicit shareholders personally and by telephone for the same type of proxy. None of these employees will receive any additional or special compensation for doing this. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies.

    ATTENDING THE ANNUAL MEETING. If you are a holder of record and you plan to attend the Annual Meeting, please indicate this when you vote. If you are a beneficial owner of common shares held by a bank or broker, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common shares held in street name, you will have to get a proxy in your name from the registered holder.

    LIST OF SHAREHOLDERS. A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting, between the hours of 8:45 a.m. and 4:30 p.m. (C.D.T.), at our corporate offices located at Two North Riverside Plaza, Suite 2200, Chicago, Illinois 60606, by contacting Stanley M. Stevens, the Secretary of Equity Office.

    DISCONTINUATION OF MULTIPLE COPIES OF ANNUAL REPORTS TO SHAREHOLDERS. Our 1998 Annual Report to Shareholders has been mailed to our shareholders. If more than one copy of the Annual Report is sent to your address, we will discontinue the mailing of reports on the accounts you select if you mark the designated box on the appropriate Proxy Card(s), or follow the prompts when you vote if you are a shareholder of record voting by Internet.

    At least one account must continue to receive the Annual Report. Mailing of dividends, proxy materials and special notices will not be affected by your election to discontinue future delivery of duplicate mailings of the Annual Report. To discontinue or resume the mailing of an Annual Report to an account, call the Equity Office Investor Relations toll free number, 1-800-692-5304.

    If you own common shares through a bank, broker or other nominee and receive more than one Equity Office Annual Report, contact the nominee to eliminate duplicate mailings.

--------------------------------------------------------------------------------
                        PROPOSAL 1: ELECTION OF TRUSTEES
--------------------------------------------------------------------------------

    BOARD OF TRUSTEES. The business and affairs of Equity Office are managed under the direction of the Board of Trustees, currently consisting of eleven trustees. The Board has responsibility for establishing broad corporate policies and for the overall performance of Equity Office rather than day-to-day operating details.

    Our Declaration of Trust provides that our trustees are divided into three classes with each class having a term of three years. The terms of four of our trustees expire in 1999. The Board has nominated Timothy H. Callahan, D.J. Andre de Bock, William M. Goodyear and James D. Harper, Jr. for election to serve as trustees of Equity Office until the 2002 annual meeting of shareholders.

    VOTE REQUIRED. Trustees must be elected by a plurality of votes cast at the meeting. Each common share may be voted for as many individual trustees as there are to be elected. Votes withheld for any trustees will not be counted.

    Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the Proxy Holders would vote your common shares to approve the election of any substitute nominee proposed by the Board of Trustees.

    GENERAL INFORMATION ABOUT THE NOMINEES. All of the nominees are currently trustees. Each has agreed to be named in this Proxy Statement and to serve if elected. Each of the nominees who was a trustee in 1998 attended at least 75% of the meetings of the Board and committees on which the nominee served in that year.

    Unless stated otherwise, all of the nominees have been continuously employed by their present employers for more than five years. The age indicated in each nominee's biography is as of March 29, 1999.

    THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES. PROXY HOLDERS SOLICITED BY THE BOARD WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

NAME AND AGE                          PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------  ---------------------------------------------------------------------------
                                      NOMINEES FOR TRUSTEES SLATED FOR ELECTION AND, IF ELECTED,
                                      WHOSE TERMS WOULD EXPIRE IN 2002

                                      Timothy H. Callahan has been a trustee, Chief Executive Officer and
      [PHOTO]                         President of Equity Office since October 1996. Mr. Callahan served on the
                                      Board of Managers and was the Chief Executive Officer of Equity Office
Timothy H. Callahan.............. 48  Holdings, L.L.C., and Equity Office Properties, L.L.C., predecessors to
                                      Equity Office, from August 1996 until October 1997. Mr. Callahan was
                                      Executive Vice President and Chief Financial Officer of Equity Group
                                      Investments, Inc., an owner, manager and financier of real estate and corporate investments from January 1995 until August 1996, was Executive
                                      Vice President of Equity Group Investments, Inc. from November 1994 through
                                      January 1995 and was Senior Vice President of Equity Group Investments,
                                      Inc., from July 1992 until November 1994. Mr. Callahan was Vice President--
                                      Finance of the Edward J. DeBartolo Corporation, a developer, owner and operator of shopping centers, in Youngstown, Ohio, from July 1988 until
                                      July 1992. Mr. Callahan was employed by Chemical Bank, a commercial bank located in New York, New York, from July 1973 until March 1987.(1)

                                      D.J. Andre de Bock was appointed a trustee effective May 15, 1998. He
      [PHOTO]                         currently is a member of the Board of Directors of OTIS B.V., Orange Global
                                      Property Fund, and Stichting ROZ Index, a Dutch property index, and serves
D.J. Andre de Bock............... 60  as an advisor to Jones Lang Wootton Nederland. From 1995 through 1996, prior to his retirement, Mr. de Bock was Chairman and Chief Executive
                                      Officer of ING Real Estate, the real estate development and investment arm of ING Group. From 1991 until 1994, Mr. de Bock was Managing Director of
                                      Innovest Management, an Amsterdam listed REIT organized under Dutch law.

NAME AND AGE                          PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------  ---------------------------------------------------------------------------
                                      NOMINEES FOR TRUSTEES SLATED FOR ELECTION AND, IF ELECTED,
                                      WHOSE TERMS WOULD EXPIRE IN 2002

                                      William M. Goodyear has been a trustee since July 1997. From July 1997
      [PHOTO]                         until January 1999, Mr. Goodyear was Chairman of Bank of America, Illinois,
                                      the Midwest business unit of BankAmerica Corporation, a commercial bank.
William M. Goodyear.............. 50  From July 1997 until January 1999, he was also President of Bank of
                                      America, Private Bank. Effective January 15, 1999, Mr. Goodyear resigned both positions. Mr. Goodyear was Chairman and Chief Executive Officer of
                                      Bank of America Illinois, a subsidiary of BankAmerica Corporation, from
                                      September 1994 until June 1997, at which time it merged with Bank of
                                      America NT & SA. For more than two years prior to September 1994, Mr.
                                      Goodyear was a Vice Chairman and a member of the Board of Directors of
                                      Continental Bank Corporation, the parent company of Continental Bank, N.A., a commercial bank which merged into Bank of America Illinois in September
                                      1994. Since June 1992, Mr. Goodyear has been a member of the Board of
                                      Trustees of the Museum of Science and Industry in Chicago, Illinois. Mr.
                                      Goodyear has been a member of the Board of Trustees of the University of
                                      Notre Dame since May 1996 and of Rush-Presbyterian St. Lukes Medical Center
                                      in Chicago, Illinois, since June 1996. Mr. Goodyear currently chairs Equity
                                      Office's Audit Committee.(2)(4)

                                      James D. Harper, Jr. has been a trustee since July 1997. Mr. Harper has
      [PHOTO]                         been president of JDH Realty Co., a real estate development and investment company since 1992. Since 1988, he has been a co-managing partner in AH
James D. Harper, Jr.............. 65  Development, S.E. and AH HA Investments, S.E., special limited partnerships formed to develop over 400 acres of land in Puerto Rico. Since May 1993,
                                      Mr. Harper has been a trustee of Equity Residential Properties Trust, a
                                      REIT that owns and operates multifamily residential properties. Since 1993,
                                      Mr. Harper has been a trustee of Urban Land Institute. Since 1997, Mr.
                                      Harper has been a director of Burnham Pacific Properties Inc., a REIT that owns, develops and manages commercial real estate properties in California.
                                      Since June 1997, Mr. Harper has been a director of American Health
                                      Properties, Inc., a REIT specializing in health care facilities. Mr. Harper currently chairs Equity Office's Compensation and Option and Special
                                      Conflicts Committees.(2)(3)(4).

NAME AND AGE                          PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------  ---------------------------------------------------------------------------
                                      TRUSTEES WHOSE TERMS EXPIRE IN 2000

                                      Sheli Z. Rosenberg has been a trustee of Equity Office since March 1997.
      [PHOTO]                         Ms. Rosenberg was Chief Executive Officer and President of Equity Group
                                      Investments, Inc., from November 1994 through December 31, 1998 and, since
Sheli Z. Rosenberg............... 57  January 1, 1999, has been Chief Executive Officer and President of Equity
                                      Group Investments, LLC. From 1980 until September 1997, Ms. Rosenberg was a principal of the law firm of Rosenberg & Liebentritt, P.C. For more than five years, Ms. Rosenberg has served on the Board of Directors of Anixter
                                      International Inc., a provider of integrated network and cabling solutions and previously served for more than five years on the Board of Directors of
                                      Equity Group Investments, Inc. Since March 1993, Ms. Rosenberg has been a trustee of Equity Residential Properties Trust. Since 1994, Ms. Rosenberg
                                      has been a director of Jacor Communications, Inc., an owner of radio stations, and since April 1997, has served as the Vice Chairman of its
                                      Board of Directors. Ms. Rosenberg was a vice president of First Capital
                                      Benefit Administrators, Inc., a wholly owned indirect subsidiary of Great
                                      American Management and Investment, Inc., which filed a Chapter 7
                                      Bankruptcy petition on January 3, 1995, resulting in First Capital's liquidation. On November 15, 1995, an order closing the First Capital bankruptcy case was entered by the Bankruptcy Court for the Central
                                      District of California. Since August 1996, Ms. Rosenberg has been a director of Manufactured Home Communities, Inc., a REIT engaged in the ownership and management of manufactured home communities. Since April
                                      1997, Ms. Rosenberg has been a director of Illinois Power Co., a supplier of electricity and natural gas in Illinois, the holding company of which is
                                      Illinova Corp., of which Ms. Rosenberg is also a director. Since May 1997,
                                      Ms. Rosenberg has been a director of CVS Corporation, a drugstore chain.
                                      Since July 1997, Ms. Rosenberg has been a member of the board of Capital
                                      Trust, Inc., a specialized finance company.(3)

                                      David K. McKown has been a trustee since July 1997. Mr. McKown has been
      [PHOTO]                         Group Executive of Diversified Finance of BankBoston, N.A., a commercial bank since 1993. Mr. McKown was director of Loan Review for BankBoston,
David K. McKown.................. 61  N.A. from 1990 until 1993.(1)(3)(4)

NAME AND AGE                          PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------  ---------------------------------------------------------------------------
                                      TRUSTEES WHOSE TERMS EXPIRE IN 2001

                                      Samuel Zell has been a trustee and Chairman of the Board of Equity Office
      [PHOTO]                         since October 1996. For more than five years, Mr. Zell has been Chairman of the Board of Directors of Equity Group Investments, Inc. Since January
Samuel Zell...................... 57  1999, Mr. Zell has served as Chairman of Equity Group Investments, LLC. For more than five years, Mr. Zell has served as Chairman of the Boards of
                                      Directors of Anixter International Inc. and American Classic Voyages Co.
                                      Since March 1995, Mr. Zell has served as Chairman of the Board of
                                      Manufactured Home Communities, Inc. Since March 1993, Mr. Zell has served as Chairman of the Board of Trustees of Equity Residential Properties
                                      Trust. Since July 1997, Mr. Zell has been Chairman of the Board of Capital
                                      Trust, Inc. Since April 1996, Mr. Zell has served as a director of Ramco
                                      Energy plc, an independent oil company based in the United Kingdom. Since
                                      March 1997, Mr. Zell has served as a director of Chart House Enterprises,
                                      Inc., an owner and operator of restaurants and since May 1998, Mr. Zell has been Chairman of the Board. Since June 1998, Mr. Zell has served as a member of the Board of Directors of Davel Communications, Inc., an operator of public pay telephones. Since April 1997, Mr. Zell has served as the chairman of the Board of Directors of Jacor Communications, Inc. Since
                                      March 1998, Mr. Zell has served as a director of Fred Meyer, Inc., a large domestic food retailer and operator of multi-department stores. Mr. Zell currently chairs Equity Office's Executive Committee.(1)

                                      Jerry M. Reinsdorf has been a trustee since July 1997. Mr. Reinsdorf has
      [PHOTO]                         been the Chairman of the Chicago White Sox baseball team, the Chairman of the Chicago Bulls basketball team, and a partner of Bojer Financial Ltd., a
Jerry M. Reinsdorf............... 63  real estate investment company located in Northbrook, Illinois, for more than five years. Since 1996, Mr. Reinsdorf has served as a director of
                                      LaSalle National Bank, N.A., a commercial bank in Chicago, Illinois, the holding company of which is LaSalle National Corporation, of which Mr.
                                      Reinsdorf is also a director. Since 1993, Mr. Reinsdorf has been a trustee of Northwestern University in Evanston, Illinois. Mr. Reinsdorf is a
                                      stockholder, officer and director of Jerbo Holdings I, Inc., which is the corporate general partner of a limited partnership which is the general partner of Bojer Realty Limited Partnership-I. Bojer Realty was a limited partner of Smith Dairy Partnership, Ltd., and a stockholder of the corporate general partner of Smith Dairy which filed a voluntary petition for relief under Chapter 11 Bankruptcy on January 24, 1994. On February 14,
                                      1995, an order dismissing the Smith Dairy bankruptcy case was entered by the Bankruptcy Court for the Southern District of Florida.

NAME AND AGE                          PRINCIPAL OCCUPATION AND OTHER INFORMATION
------------------------------------  ---------------------------------------------------------------------------
                                      TRUSTEES WHOSE TERMS EXPIRE IN 2001

                                      Edwin N. Sidman has been a trustee since March 1998. Mr. Sidman served as
      [PHOTO]                         Chairman of the Board and a director of Beacon Properties Corporation from
                                      1994 until the consummation of the merger of Beacon Properties Corporation
Edwin N. Sidman.................. 56  into Equity Office in December 1997. He is currently the managing partner of The Beacon Companies, a private company in Boston, Massachusetts, which is involved in real estate investment, development and management. Prior to joining Beacon Properties Corporation in 1971, Mr. Sidman practiced law with the predecessor to the firm of Rubin and Rudman in Boston,
                                      Massachusetts. Mr. Sidman's past professional affiliations include service as Senior Vice Chairman of the National Realty Committee. Mr. Sidman is a
                                      member of the Board of Trustees of Duke University and of the Board of
                                      Directors and Executive Committee for the United Way of Massachusetts Bay.

                                      H. Jon Runstad has been a trustee since January 1998. Since 1971, Mr.
      [PHOTO]                         Runstad has been Chief Executive Officer of Wright Runstad & Company, a
                                      Seattle, Washington based owner, manager and developer of office buildings
H. Jon Runstad................... 57  in the western United States, primarily in the Pacific Northwest; and since
                                      January 1998, he has served as its Chairman. From 1971 until December 1997,
                                      Mr. Runstad was President of Wright Runstad & Company. From 1987 through
                                      September 1998, Mr. Runstad served as a member of the Board of Regents for the University of Washington. Since July 1975, Mr. Runstad has served as a trustee for the Downtown Seattle Association.

                                      Thomas E. Dobrowski has been a trustee since July 1997. Since December
      [PHOTO]                         1994, Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation
Thomas E. Dobrowski.............. 55  located in New York, New York, an investment advisor to several pension funds of General Motors Corporation, its subsidiaries and affiliates. For more than five years, Mr. Dobrowski has been a director of Manufactured
                                      Home Communities, Inc. and Red Roof Inns, Inc., an owner and operator of hotels. Since August 1998, Mr. Dobrowski has been a trustee of Capital
                                      Trust, Inc.(2)

------------------------

(1) Member of Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation and Option Committee

(4) Member of the Special Conflicts Committee

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF TRUSTEES
--------------------------------------------------------------------------------

    MEETINGS. Our Board of Trustees held 16 meetings during 1998. All of the trustees, except Mr. Sidman, attended over 75% of the meetings of the Board and those committees on which he or she served during the year. Mr. Sidman attended 71% of the meetings of the Board during the year. The Board of Trustees has standing executive, compensation and option, audit and special conflicts committees, which are described below.

    EXECUTIVE COMMITTEE. Our Board's Executive Committee consist of the trustees identified above. Mr. Zell is the Chairman of the Executive Committee. Subject to limitations which are specified in the Bylaws of Equity Office, the Executive Committee has the general authority to acquire, dispose of and finance investments and to approve the execution of contracts and agreements, including those related to indebtedness. Although the Executive Committee did not formally meet during the year, its members were in frequent communication and approved numerous matters by unanimous written consent.

    COMPENSATION AND OPTION COMMITTEE. Our Board's Compensation and Option Committee consists of the independent trustees identified above. Mr. Harper is the Chairman of the Compensation and Option Committee. The Compensation and Option Committee determines compensation for the executive officers and makes recommendations concerning proposals by management with respect to compensation, bonuses, employment agreements and other benefits and policies respecting such matters for the executive officers. The Compensation and Option Committee met ten times during the year.

    AUDIT COMMITTEE. Our Board's Audit Committee consists of the independent trustees identified above. Mr. Goodyear is the Chairman of the Audit Committee. The Audit Committee recommends the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees and reviews the adequacy of Equity Office's and EOP Operating Limited Partnership's internal accounting controls. The Audit Committee met three times during the year.

    SPECIAL CONFLICTS COMMITTEE. Our Board's Special Conflicts Committee consists of the independent trustees identified above. Mr. Harper is the Chairman of the Special Conflicts Committee. The Bylaws of Equity Office permit any trustee to require that the Special Conflicts Committee review and approve, prior to a vote of the disinterested trustees of the full Board, any transaction in which a trustee has a direct or indirect interest. The Special Conflicts Committee met twice during the year.

    We do not have a nominating committee.

--------------------------------------------------------------------------------
                    TRUSTEE COMPENSATION AND INDEMNIFICATION
--------------------------------------------------------------------------------

    ANNUAL FEES: Our trustees who are Equity Office employees receive no fees for their services as trustees. Each of our independent trustees receives an annual fee of $40,000 and an additional $1,000 per annum for each committee on which he or she serves. Committee chairs receive an additional $500 per annum for each committee chaired. Generally, these fees are paid in common shares. In addition, independent trustees receive an annual grant of options to purchase 10,000 common shares at the fair market value on the date of each annual meeting of shareholders. The annual trustee option grants vest as follows: options for 3,333 common shares vest six months after grant date; options for an additional 3,333 common shares vest on the first anniversary of the grant date; and options for the remaining 3,334 common shares vest on the second anniversary of the grant date.

    OPTIONS: On February 17, 1998, our Board's Compensation and Option Committee granted fully vested options to purchase 500,000 common shares to Mr. Zell, 94,500 common shares to each of Ms. Rosenberg and Mr. Harper and 47,250 common shares to each of Messrs. Dobrowski, Reinsdorf, Goodyear and McKown at an exercise price of $29.50 per share. On February 16, 1999, the Compensation and Option Committee granted Mr. Zell options to purchase an additional 500,000 common shares at an above-market exercise price of $29.50 per share. One third of such options granted to Mr. Zell will vest on each of the first three anniversary dates of February 16, 1999.

    INDEMNIFICATION: We indemnify our trustees and officers to the fullest extent permitted by law so that they will serve free from undue concern. This is required under our Bylaws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

--------------------------------------------------------------------------------
                EQUITY OFFICE COMMON SHARE AND UNIT OWNERSHIP BY
                        TRUSTEES AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

    This table indicates how many common shares and units of partnership interest in EOP Operating Limited Partnership the executive officers and trustees beneficially owned as of March 1, 1999. In general, "beneficial ownership" includes those common shares a trustee or executive officer has the power to vote, or the power to transfer, and share options or warrants that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all common shares shown as beneficially owned by them.

------------------------------------------------------------------------------------------------
                                                        OPTIONS
                                                         AND/OR
                                       COMMON SHARES    WARRANTS                   PERCENTAGE OF
                                         AND UNITS    EXERCISABLE   PERCENTAGE OF   ALL COMMON
                                       BENEFICIALLY    WITHIN 60     ALL COMMON     SHARES AND
NAME                                     OWNED(1)         DAYS        SHARES(1)      UNITS(2)
------------------------------------------------------------------------------------------------
Samuel Zell(3).......................     8,243,241       569,999          3.30%          3.05%
------------------------------------------------------------------------------------------------
Timothy H. Callahan..................       315,867       149,999             *              *
------------------------------------------------------------------------------------------------
Michael A. Steele....................       107,076        83,333             *              *
------------------------------------------------------------------------------------------------
Richard D. Kincaid...................       104,298        83,333             *              *
------------------------------------------------------------------------------------------------
Stanley M. Stevens...................        54,441        75,000             *              *
------------------------------------------------------------------------------------------------
Sybil J. Ellis.......................        32,909        58,332             *              *
------------------------------------------------------------------------------------------------
Sheli Z. Rosenberg(4)................       123,646       114,499             *              *
------------------------------------------------------------------------------------------------
Thomas E. Dobrowski..................            --        57,249             *              *
------------------------------------------------------------------------------------------------
James D. Harper, Jr..................         2,233       104,499             *              *
------------------------------------------------------------------------------------------------
Jerry M. Reinsdorf...................         5,142        57,249             *              *
------------------------------------------------------------------------------------------------
William M. Goodyear..................         5,262        57,249             *              *
------------------------------------------------------------------------------------------------
David K. McKown......................         5,261        57,249             *              *
------------------------------------------------------------------------------------------------
H. Jon Runstad(5)....................     2,710,474     1,655,799          1.65%          1.50%
------------------------------------------------------------------------------------------------
Edwin N. Sidman(6)...................       947,502         4,733             *              *
------------------------------------------------------------------------------------------------
D.J. Andre de Bock...................            --         3,333             *              *
------------------------------------------------------------------------------------------------
All trustees and executive officers
  as a group (15 persons)............    12,628,597     3,131,855          5.77%          5.40%
------------------------------------------------------------------------------------------------

*   Less than 1%.

(1) The number of common shares beneficially owned is based on SEC regulations regarding the beneficial ownership of securities. Assumes a total of 259,937,160 common shares outstanding as of March 1, 1999. The percentage of common shares beneficially owned by a person assumes that all units held by the person are exchanged for common shares, that none of the units held by other persons are so exchanged, that all options and warrants exercisable within sixty days of March 1, 1999 to acquire common shares held by the person are exercised and that no options or warrants to acquire common shares held by other persons are exercised.

(2) Assumes a total of 288,557,168 common shares and units outstanding as of March 1, 1999 (259,937,160 common shares and 28,620,008 units). Further assumes that all options and warrants exercisable within sixty days of March 1, 1999 to acquire common shares held by the person are exercised and that no options or warrants to acquire common shares held by other persons are exercised.

(3) Includes 1,939,316 common shares (assuming redemption of 1,614,500 units) attributable to ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and/or ZML Partners Limited Partnership IV, which may be deemed to be beneficially owned by Mr. Zell; however, Mr. Zell disclaims beneficial ownership of 1,155,058 of such common shares, including units exchangeable for common shares.

(4) Does not include 10,101,676 common shares (assuming redemption of 8,289,596 units) attributable to ZML Partners Limited Partnership, ZML Partners Limited Partnership II, ZML Partners Limited Partnership III and/or ZML Partners Limited Partnership IV, or held by ZFT Partnership, EGI Holdings, Inc., EGIL Investments, Inc., Samstock/ZFT, L.L.C., Samstock/SZRT, L.L.C., and Samstock/Alpha, L.L.C., which may be deemed to be beneficially owned by Ms. Rosenberg solely as a result of her position as director, and/or executive officer of the ultimate general partner or shareholder of such entities, or a director, and/or executive officer of such entities; however, Ms. Rosenberg disclaims beneficial ownership of such 10,101,676 common shares, including units redeemable for common shares.

(5) Includes 2,615,700 common shares (assuming redemption of a like number of units) held by Wright Runstad Asset Management L.P. and Wright Runstad Holdings L.P., which may be deemed to be beneficially owned by Mr. Runstad; however, Mr. Runstad disclaims beneficial ownership of 2,145,452 of these units. The number of warrants shown includes 1,650,000 warrants held by Wright Runstad Asset Management L.P. and Wright Runstad Holdings L.P. which may be deemed to be beneficially owned by Mr. Runstad, however, Mr. Runstad disclaims beneficial ownership of 1,375,671 of such warrants.

(6) Includes 401,809 common shares (assuming redemption of 401,809 units) held by The Leventhal Family Limited Partnership. Paula Sidman, Mr. Sidman's spouse, is a general partner of such partnership; however, Mrs. Sidman disclaims beneficial ownership of the units beneficially owned by such partnership except for the units in which she has a pecuniary interest.

SECTION 16(A) DISCLOSURE

    Section 16(a) of the Securities Exchange Act of 1934 requires our trustees and executive officers to file reports of holdings and transactions in Equity Office shares with the SEC and the New York Stock Exchange.

    We believe that, during 1998, all applicable filing requirements of our officers and trustees were complied with except that each of Mr. Sidman and Mr. de Bock were late in filing their Form 3s. Each of Mr. Zell, Mr. Callahan and Ms. Rosenberg was late in filing a Form 4 to report a distribution of units from EOP Operating Limited Partnership.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

REPORT OF THE COMPENSATION AND OPTION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation and Option Committee of the Board consists of the independent trustees listed below. The Committee's functions include the review and approval of Equity Office's executive compensation structure and overall benefits program. The purpose of the executive compensation program is to establish and maintain a performance and achievement oriented environment which aligns the interests of our executives with the interests of our shareholders. The program is performance-based with variable pay for executives constituting a significant portion of total compensation to ensure that it remains competitive. Based on Equity Office's excellent performance in 1998, the Compensation and Option Committee believes that the compensation program properly rewards its employees for achieving improvements in Equity Office's performance and serving the interest of its shareholders.

    Equity Office's overall compensation structure is reviewed annually with an outside consultant and using outside executive compensation surveys of:

    - other large for profit corporations outside the real estate area;

    - the real estate industry in general; and

    - REITs in particular with an emphasis on office REITS.

    TYPES OF COMPENSATION:

    The three major components of executive compensation include:

    1. BASE SALARY. Positions are classified by salary on the basis of assigned responsibilities and on an evaluation of the latest survey information available, as to appropriate compensation levels. A range of earnings opportunities has been established for each position. The mid-point of the salary range will be dependent upon the market value of the position's responsibilities and the value determined to be appropriate to reinforce the achievement of Equity Office's goals and objectives. Each salary range has three defined points of reference:

    - minimum or the lowest salary to be paid to a qualified incumbent;

    - mid-point or the middle position of the salary range established with reference to the market value and objectives of Equity Office; and

    - maximum or the highest amount to be paid to an incumbent in this position.

Where salary information is unavailable for a particular position, the salary range is based on other positions having similar responsibilities at Equity Office and in companies with comparable revenues. Individual base salaries are reviewed at least annually. Salary increases are granted based on each executive's performance as well as such executive's position in the applicable salary range.

    2. BONUS. The objectives underlying our bonus program are to motivate all employees by more closely linking bonus awards to value added for our shareholders. Equity Office has created and intends to promote a culture of performance and ownership among our managers. Executive officers' short-term incentives are accomplished by tying the executive officers' performance to Equity Office's continued performance. We accomplished this by awarding the Chief Executive Officer and each other executive officer some of his or her bonus in common shares. We believe that having our executive officers invest a portion of their bonuses in common shares better aligns their compensation with the performance of our common shares.

    The bonus program recognizes three aspects of performance which are corporate, team and individual:

    - Corporate refers to the overall performance measures of Equity Office and is used to determine executive and senior management incentive awards;

    - Team refers to key functional or departmental performance measures. This aspect of performance links individuals to the performance of their collective work group or assigned geographic territory, and is intended to foster cooperation within Equity Office; and

    - Individual performance refers to specific performance measures developed for each individual participant in the program. This aspect of performance motivates individuals to achieve a high level of individual success and personal contribution.

As a general rule, the more senior positions have their annual incentives weighted more heavily toward the achievement of corporate and team performance rather than individual performance. Performance levels for each performance measure are identified that correspond to a threshold, target and maximum performance level:

    - Threshold performance signifies a solid achievement level but falls short of meeting all objectives. This performance level must be achieved before any bonus is earned;

    - Target performance signifies an achievement level which meets the business objectives set by Equity Office; and

    - High performance signifies a significant achievement and would be considered exceptional performance by industry standards.

    3. SHARE OPTIONS AND RESTRICTED SHARE AWARDS. The Compensation and Option Committee recognizes that while the bonus program provides rewards for positive short-term and mid-term performance, the interests of shareholders are best served by giving key employees the opportunity to participate in the appreciation of our common shares through the granting of share options and restricted share awards. We believe that share performance, over the long term, will reflect executive performance and that such arrangements further reinforce management goals and incentives to achieve shareholder objectives. All employee share options granted to date vest over a period of three years at a rate of one third of such grant each year, thereby encouraging the retention of key employees who receive awards. We used the compensation surveys, an assessment of the employee's achieved performance goals and objectives and the size of previous grants made to the employee to determine the amount of share options awarded each employee.

    CHIEF EXECUTIVE OFFICER'S COMPENSATION. Based on the executive compensation surveys and our financial performance in 1998, the Compensation and Option Committee believes that the salary, bonus, restricted share awards and option grants of Mr. Callahan, our Chief Executive Officer and President, are fair and competitive and that our overall executive compensation ranks in the upper quartile among the general real estate industry and among REITs. Equity Office accomplished its main goals in 1998 by increasing its net income and funds from operations per common share, strengthening its balance sheet and diversifying its portfolio across the United States. This provides stability in cash flows and insulation against regional economic downturns. During Mr. Callahan's tenure as Chief Executive Officer and President, we have become the largest owner and operator of office buildings in the United States. The key performance measure we used to determine Mr. Callahan's 1998 compensation was that our financial performance in 1998 was in the top quartile in almost every financial category, due in large part to Mr. Callahan's leadership, foresight and experience. The Compensation and Option Committee noted the following factors in support of its conclusion:

    - Dividends per common share of $1.48 on an annualized basis; a 23% increase as compared to the prior year's annualized rate per share;

    - Strong financial performance, with a $386.3 million increase in funds from operations over 1997 and a total market capitalization of $13.6 billion at December 31, 1998; and

    - Continued growth in the square footage of owned office buildings from 65.3 million at December 31, 1997 to 75.1 million at December 31, 1998, a 15% increase.

    TAX POLICY. Section 162(m) of the Internal Revenue Code limits the Company's tax deduction each year for compensation to each of our Chief Executive Officer and the four other highest paid executive officers to $1 million. Section 162(m), however, allows a deduction without regard to amount for payments of performance based compensation which includes most share option and other incentive arrangements, the material terms of which have been approved by shareholders. Awards issued under our Amended and Restated 1997 Share Option and Share Award Plan may, but need not, satisfy the requirements of Section 162(m). Options under this plan that have an exercise price equal to grant date fair market value and that vest based solely on continued employment qualify as "performance-based compensation." However, options and other awards under the plan that are conditioned on achievement of performance targets do not qualify as performance-based compensation, because our shareholders have not been asked to vote on those targets. We believe that because we qualify as a REIT under the Code and are not subject to Federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) would not have a material adverse financial consequence to us provided we distribute 100% of our taxable income.

                            RESPECTFULLY SUBMITTED,

                         James D. Harper, Jr., Chairman
                                David K. McKown
                               Sheli Z. Rosenberg

PERFORMANCE GRAPH

    This graph compares our shareholder returns (assuming reinvestment of dividends) since July 11, 1997, the date of our initial public offering, with the Standard and Poors 500 Composite Stock Index and the index of equity REITs prepared by the National Association of Real Estate Investment Trusts. The graph assumes an investment of $100 in each of Equity Office and the S&P 500 Index on July 11, 1997 and with respect to the NAREIT Index on July 30, 1997. Equity REITs are defined as those companies which derive more than 75% of their income from equity investments in real estate assets. The NAREIT equity index includes all tax qualified REITs listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     EQUITY OFFICE PROPERTIES
                              TRUST               S&P 500   NAREIT EQUITY INDEX
July 1997                               $100.00    $100.00              $100.00
December 1997                           $152.89    $110.58              $110.36
December 1998                           $122.45    $142.18               $91.05
TOTAL RETURN

-------------------------------------------------------------------------------------------
                                                     JULY 11,
                                                       1997      DECEMBER 1997  DECEMBER 1998
                                                    -----------  -------------  -------------
EQUITY OFFICE.....................................   $  100.00     $  152.89      $  122.45
S&P 500...........................................   $  100.00     $  110.58      $  142.18
NAREIT Index......................................   $  100.00     $  110.36      $   91.05
-------------------------------------------------------------------------------------------

(1) The Comparison of Cumulative Total Return was prepared for us by Zacks Investment Research, Inc.

SUMMARY COMPENSATION TABLE

    The following table shows the annual compensation for Timothy H. Callahan, the Chief Executive Officer of Equity Office, and the other four most highly compensated executive officers of Equity Office.

---------------------------------------------------------------------------------------------------------------------------
                                                                             LONG-TERM COMPENSATION
                                                                    ----------------------------------------

                                                                              AWARDS               PAYOUTS
                                                                    ----------------------------------------
                                                                                    SECURITIES
                                                                      RESTRICTED    UNDERLYING                  ALL OTHER
                                               SALARY      BONUS     COMMON SHARE     OPTIONS       LTIP      COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR      ($)(1)     ($)(2)    AWARDS ($)(3)     (#)(4)     PAYOUTS ($)     ($)(5)
                                                                    ----------------------------------------
---------------------------------------------------------------------------------------------------------------------------
Timothy H. Callahan                     1997  $ 600,000  $1,050,000   $4,976,875       450,000    $    0.00     $   9,600
  President and Chief Executive         1998  $ 700,000  $1,050,000   $2,640,000       300,000    $    0.00     $   9,600
  Officer
---------------------------------------------------------------------------------------------------------------------------
Michael A. Steele                       1997  $ 265,000  $ 525,000    $1,523,375       250,000    $    0.00     $   9,600
  Executive Vice President-Real         1998  $ 350,000  $ 525,000    $1,200,000       110,000    $    0.00     $   9,600
  Estate Operations and Chief
  Operating Officer
---------------------------------------------------------------------------------------------------------------------------
Richard D. Kincaid                      1997  $ 235,000  $ 465,000    $1,523,375       250,000    $    0.00     $   9,600
  Executive Vice President and          1998  $ 300,000  $ 465,000    $1,200,000       110,000    $    0.00     $   9,600
  Chief Financial Officer
---------------------------------------------------------------------------------------------------------------------------
Stanley M. Stevens                      1997  $ 325,000  $ 375,000    $  627,000       225,000    $    0.00     $   9,600
  Executive Vice President and          1998  $ 375,000  $ 375,000    $  600,000        75,000    $    0.00     $   9,600
  Chief Legal Counsel
---------------------------------------------------------------------------------------------------------------------------
Sybil J. Ellis                          1997  $ 225,000  $ 275,000    $  330,000       175,000    $    0.00     $   9,600
  Senior Vice                           1998  $ 275,000  $ 300,500    $  360,000        50,000    $    0.00     $   9,600
  President-Acquisitions
---------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of these officers.

(2) Cash and non-cash bonuses payable in common shares including amounts earned but deferred are reported in the year in which the compensation service was performed, even if the bonuses were paid in a subsequent year.

(3) On September 22, 1997, December 16, 1997 and December 31, 1998, the Compensation and Option Committee of the Board of Trustees granted restricted common share awards to certain of our executive officers pursuant to our Amended and Restated 1997 Share Option and Share Award Plan. Mr. Callahan was granted restricted share awards of 85,000, 70,000 and 110,000 common shares, respectively, and Mr. Steele and Mr. Kincaid were each granted restricted share awards of 17,000, 30,000 and 50,000 common shares, respectively. On December 16, 1997 and December 31, 1998, the Compensation and Option Committee granted Mr. Stevens restricted share awards of 19,000 and 25,000 common shares, respectively, and Ms. Ellis restricted share awards of 10,000 and 15,000 common shares, respectively. These awards vest over a five-year period (50% on the third anniversary of the grant date, 25% on the fourth anniversary of the grant date, and 25% on the fifth anniversary of the grant date). The dollar value shown in the table for the restricted common share awards is based on the closing prices as listed on the New York Stock Exchange of the common shares on the respective dates of grant. This valuation does not take into account the diminution in value attributable to the restrictions applicable to the common shares. The total number of restricted common share awards held by each executive officer listed above and the value of such restricted common share awards at December 31, 1998, the last trading day of the year, were as follows:

------------------------------------------------------------------------------
                               NUMBER OF RESTRICTED           VALUE AT
NAME                            COMMON SHARE AWARDS      DECEMBER 31, 1998
------------------------------------------------------------------------------
Timothy H. Callahan..........          265,000               $6,360,000
Michael A. Steele............           97,000               $2,328,000
Richard D. Kincaid...........           97,000               $2,328,000
Stanley M. Stevens...........           44,000               $1,056,000
Sybil J. Ellis...............           25,000               $  600,000
------------------------------------------------------------------------------

   Distributions are paid on all restricted common share awards at the same rate as on unrestricted common shares.

(4) Securities underlying options are reported in the year granted.

(5) Includes employer matching and profit-sharing contributions to Equity Office's 401(k) Retirement Savings Plan.

1998 OPTION GRANTS

    The following table gives more information on share options granted during the last fiscal year.

------------------------------------------------------------------------------------------------------
                                         PERCENT OF                              POTENTIAL REALIZABLE
                                            TOTAL                                       VALUE
                             NUMBER OF     OPTIONS                                AT ASSUMED ANNUAL
                            SECURITIES   GRANTED TO    EXERCISE                 RATES OF COMMON SHARE
                            UNDERLYING    EMPLOYEES    PRICE PER                  PRICE APPRECIATION
                              OPTIONS     IN FISCAL     COMMON     EXPIRATION     FOR OPTION TERM(1)
           NAME             GRANTED(2)    YEAR 1998    SHARE(3)       DATE        5%(4)       10%(5)
                                                                                ----------------------
------------------------------------------------------------------------------------------------------
Timothy H. Callahan.......     300,000        3.02%    $   23.40     12/31/08   $11,727,000 $18,675,000
------------------------------------------------------------------------------------------------------
Michael A. Steele.........     110,000        1.11%    $   23.40     12/31/08   $4,299,900  $6,847,500
------------------------------------------------------------------------------------------------------
Richard D. Kincaid........     110,000        1.11%    $   23.40     12/31/08   $4,299,900  $6,847,500
------------------------------------------------------------------------------------------------------
Stanley M. Stevens........      75,000         .76%    $   23.40     12/31/08   $2,931,750  $4,668,750
------------------------------------------------------------------------------------------------------
Sybil J. Ellis............      50,000         .50%    $   23.40     12/31/08   $1,954,500  $3,112,500
------------------------------------------------------------------------------------------------------

(1) The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in our share price.

(2) All options were granted at the fair market value of the common shares as of the date of grant. Options granted are for a term of not more than ten years from the date of grant and vest in three annual installments over three years.

(3) The exercise price for the grant of options on December 31, 1998 was the average closing price of the common shares as listed on the New York Stock Exchange for the five trading days immediately preceding the date of grant.

(4) An annual compound share price appreciation of 5% from the December 31, 1998 closing price as listed on the New York Stock Exchange of $24.00 per common share yields a price of $39.09 per common share on the option expiration date.

(5) An annual compound share price appreciation of 10% from the December 31, 1998 closing price as listed on the New York Stock Exchange of $24.00 per common share yields a price of $62.25 per common share on the option expiration date.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    The following table shows the number and value of share options (exercisable and unexercisable) for Messrs. Callahan, Steele, Kincaid and Stevens and Ms. Ellis during the last fiscal year.

------------------------------------------------------------------------------------------------------------
                                                                NUMBER OF                   VALUE OF
                                                          SECURITIES UNDERLYING           UNEXERCISED
                                                               UNEXERCISED                IN-THE-MONEY
                        COMMON SHARES                           OPTIONS AT                 OPTIONS AT
                         ACQUIRED ON         VALUE             12/31/98(#)                12/31/98(1)
        NAME             EXERCISE(#)      REALIZED($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                        ----------------------------------------------------
------------------------------------------------------------------------------------------------------------
Timothy H.
  Callahan..........              0        $    0.00       149,999       600,001     $ 199,998    $ 580,002
------------------------------------------------------------------------------------------------------------
Michael A. Steele...              0        $    0.00        83,333       276,667     $ 150,000    $ 366,000
------------------------------------------------------------------------------------------------------------
Richard D.
  Kincaid...........              0        $    0.00        83,333       276,667     $ 150,000    $ 366,000
------------------------------------------------------------------------------------------------------------
Stanley M.
  Stevens...........              0        $    0.00        75,000       225,000     $ 150,000    $ 345,000
------------------------------------------------------------------------------------------------------------
Sybil J. Ellis......              0        $    0.00        58,332       166,668     $ 124,998    $ 280,002
------------------------------------------------------------------------------------------------------------

(1) Represents the fair market value of a common share on December 31, 1998 ($24.00) less the option exercise price. An option is "in-the-money" if the fair market value of the common shares subject to the option exceeds the option exercise price.

--------------------------------------------------------------------------------
                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
--------------------------------------------------------------------------------

    This table sets forth information with respect to persons who are known to us to own more than 5% of our outstanding common shares as of December 31, 1998.

------------------------------------------------------------------------------------------------
                                                                   NUMBER OF        PERCENTAGE
                                                                 COMMON SHARES        OF ALL
                                                                  BENEFICIALLY        COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                                OWNED(1)         SHARES(1)
------------------------------------------------------------------------------------------------
FMR Corp.(2) ................................................      15,287,754             5.88%
  82 Devonshire Street
  Boston, MA 02109
------------------------------------------------------------------------------------------------
State Street Bank & Trust Co., as trustee(3) ................      17,533,909             6.75%
  c/o State Street Bank and Trust
  225 Franklin Street
  Boston, MA 02110
------------------------------------------------------------------------------------------------

(1) The number and percentage of common shares beneficially owned is based on SEC regulations governing the determination of beneficial ownership of securities.

(2) Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1998, FMR Corp. may have direct or indirect voting and/or investment discretion over these common shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. FMR Corp. is reporting the combined holdings of the entities for the purpose of administrative convenience.

(3) Pursuant to a Schedule 13G filed with the SEC, as of December 31, 1998, State Street Bank & Trust Co. may have direct or indirect voting and/or investment discretion over these common shares which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. State Street is reporting the combined holdings of the entities for the purpose of administrative convenience.

--------------------------------------------------------------------------------
     COMPENSATION AND OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

    The Compensation and Option Committee members are Messrs. Harper and McKown and Ms. Rosenberg.

    Mr. Zell and Ms. Rosenberg serve as members of the Board of Equity Group Investments, L.L.C. Ms. Rosenberg is the President and Chief Executive Officer of Equity Group Investments, L.L.C. Mr. Zell and Ms. Rosenberg each serves as a director of other non-public companies owned by Mr. Zell or his affiliates which companies do not have Compensation and Option Committees.

    See "Certain Relationships and Related Transactions."

--------------------------------------------------------------------------------
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
--------------------------------------------------------------------------------

WRIGHT RUNSTAD AFFILIATED TRANSACTIONS

    H. Jon Runstad, one our trustees, is the Chairman, Chief Executive Officer and a director of Wright Runstad & Company, the general partner of Wright Runstad Associates Limited Partnership, which we refer to as "WRALP". A subsidiary of Equity Office and an affiliate of Equity Group Investments, L.L.C. together own a 30% limited partnership interest in WRALP. During 1998, such Equity Office subsidiary and limited partner received distributions of $1.3 million from WRALP. In addition, various subsidiaries of Equity Office made payments to WRALP during 1998 totaling $4.4 million as development and management fees, leasing commissions and related expense reimbursements with respect to some of our properties. An additional $3.8 million was paid during 1998 to Wright Runstad & Company for the reimbursement of salaries of personnel in connection with such management services.

    Wright Runstad & Company leases space in some of our office properties. The terms of the leases are consistent with terms of unaffiliated tenants' leases. Total rents and other amounts paid by Wright Runstad & Company under its lease were approximately $.3 million for the year ending December 31, 1998. The unaffiliated members of the Board of Trustees annually review and approve the rents paid under this lease.

    In addition, Mr. Runstad had an interest in the following transactions during 1998:

- WRALP serves as the co-property manager with Equity Office and leasing agent for our portfolio of office buildings acquired in December 1997 by Equity Office from an entity affiliated with WRALP. Those buildings are located in Seattle and Bellevue, Washington; Portland, Oregon and Anchorage, Alaska.

- In December 1997, Equity Office agreed to guarantee a line of credit obtained by WRALP from a third-party lender in an amount of up to $19.5 million in principal plus $.5 million in costs. The current balance outstanding on that line of credit is approximately $10 million. We have not been required to make any payments under that guarantee.

- WRALP has subsequently become the property manager for two additional office buildings which we acquired in 1998 which are located in Seattle, Washington.

- WRALP owns a 20% interest and we own an 80% interest in WRC Sunset North LLC, a Washington limited liability company that is developing a three-building office complex, Sunset North Corporate Campus, in Bellevue, Washington. WRALP also serves as developer of that project and, upon completion, will serve as its co-property manager with Equity Office and leasing agent.

- WRALP owns a 20% interest and we own an 80% interest in Three Bellevue Center LLC, a Washington limited liability company that is developing an office building, Three Bellevue Center, in Bellevue, Washington. WRALP is serving as developer of that project and, upon completion, will serve as co-property manager with Equity Office and leasing agent.

- WRALP is currently developing an office building, The World Trade Center in Seattle, Washington. Upon completion of the building, Equity Office will serve as co-property manager and leasing agent with WRALP. We have agreed to acquire that building after it has been completed and occupied by a third party tenant.

EQUITY GROUP INVESTMENTS AFFILIATED TRANSACTIONS

    Equity Office leases office space at Two North Riverside Plaza, Chicago, Illinois owned by Two North Riverside Plaza Joint Venture, a partnership comprised of trusts established for the benefit of the families of Samuel Zell and Robert Lurie, a deceased former business partner of Mr. Zell. In addition, Equity Group Investments, L.L.C., and its affiliates have provided Equity Office and its subsidiaries with certain research and real estate tax services. We paid approximately $2.5 million during 1998 to Equity Group Investments, L.L.C. and its affiliates for such office space and services. We believe these amounts equal a market rental rate for the office space and the actual cost of providing these services. The unaffiliated members of the Board of Trustees annually review and approve the rates charged by Equity Group Investments, L.L.C. for services rendered to Equity Office.

    EGI Risk Services Inc., a wholly owned subsidiary of Equity Group Investments, L.L.C. provides risk management services to Equity Office including reviewing, obtaining and/or researching various insurance policies. In addition, National Liberty, an affiliate of Equity Group Investments, L.L.C. provides certain insurance coverage for Equity Office. Fees paid to EGI Risk Services Inc. and insurance premiums paid to National Liberty during 1998 were approximately $3.3 million.

    An affiliate of Equity Group Investments, L.L.C. has an indirect minority interest in Standard Parking Limited Partnership, which we refer to as "SPLP". An affiliate of SPLP manages the parking operations at certain properties that are owned by Equity Office. We believe amounts paid to SPLP's affiliate are equal to market rates for such services.

    We have entered into various lease agreements with SPLP's affiliates whereby such affiliates lease certain stand-alone parking facilities. Certain of these lease agreements provide such affiliates with annual successive options to extend the term of the lease through various dates. The rent paid in 1998 under these lease agreements was approximately $13.1 million. In addition, we may receive additional rent based upon actual gross revenues generated by these parking facilities. In accordance with certain of these leases we may be obligated to make an early termination payment if agreement is not reached as to rent amounts to be paid for future periods.

    On July 28, 1998, we completed the purchase for $48.5 million of 50,000 8.25% Step Up Convertible Trust Preferred Securities, $1,000 liquidation preference per share, issued by CT Convertible Trust I, a subsidiary of Capital Trust, Inc. , in a private placement. The preferred securities are convertible at any time by the holders into Class A common shares of Capital Trust, Inc. at a conversion price of $11.70, reflecting a 30% conversion premium over Capital Trust, Inc.'s common share price at the close of business on July 24, 1998. The preferred securities are non-callable for five years, and have a 20-year maturity. Mr. Zell, Chairman of our Board of Trustees is also Chairman of the Board of Capital Trust, Inc, and Ms. Rosenberg and Mr. Dobrowski are directors of Capital Trust, Inc. We earned approximately $1.7 million in dividends in 1998. The dividend is payable each calendar quarter; commencing in year seven, the dividend will increase by 75 basis points per annum. In connection with the investment, Capital Trust, Inc. has granted Equity Office and other investors the right to participate in certain strategic lending opportunities.

MISCELLANEOUS

    Equity Office Properties Management Corp., a Delaware corporation, has entered into third-party management contracts, on terms equivalent to third-party transactions, with respect to properties which are owned or controlled by affiliates of Mr. Zell. Income recognized for such services rendered for 1998 was approximately $9.5 million.

    Certain services for our tenants that for tax reasons may not be performed by a REIT are performed by a service corporation owned entirely by an affiliate of Mr. Zell. We pay this service corporation a fee for its services. We have no control over, or ownership interest in, this service corporation, which operates as an independent contractor. We may terminate such services at any time upon 30-days' notice.

--------------------------------------------------------------------------------
                                    AUDITORS
--------------------------------------------------------------------------------

    The Board has engaged Ernst & Young LLP to serve as our auditors for the fiscal year ending December 31, 1999. Ernst & Young LLP was first engaged to serve as our auditors for the fiscal year ending December 31, 1997. Representatives of Ernst & Young LLP are expected to be available at the meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

--------------------------------------------------------------------------------
                   SHAREHOLDER PROPOSALS FOR THE 2000 MEETING
--------------------------------------------------------------------------------

    Shareholder proposals intended to be presented at the 2000 annual meeting of shareholders must be received by the Secretary of Equity Office no later than November 30, 1999, to be considered for inclusion in our Proxy Statement relating to the 2000 meeting.

    To be considered for inclusion in our Proxy Statement relating to the 2000 meeting, shareholder proposals submitted outside the Rule 14(a)-8 processes must be received by the Secretary of Equity Office no later than February 13, 2000 to be presented at the 2000 annual meeting of shareholders, and discretionary authority may be used if untimely submitted.

                                 DETACH HERE

                                     PROXY

                        EQUITY OFFICE PROPERTIES TRUST

           TWO NORTH RIVERSIDE PLAZA, SUITE 2200, CHICAGO, ILLINOIS 60606
          THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
         FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 1999


     The undersigned shareholder of Equity Office Properties Trust, a Maryland real estate investment trust (the "Trust"), hereby appoints SAMUEL ZELL and SHELI Z. ROSENBERG, or either of them (the "Proxy Holders"), with full power of substitution, as proxies for the undersigned to represent the undersigned at the Annual Meeting of Shareholders of the Trust to be held in Chicago, Illinois, on May 21, 1999, and any adjournment thereof (the "Annual Meeting"), and to vote all Common Shares of the Trust which the undersigned may be entitled to vote at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Common Shares.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOXES, YOUR PROXY WILL BE VOTED BY THE PROXY HOLDER IN ACCORDANCE WITH THE BOARD OF TRUSTEES' RECOMMENDATIONS. THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

     Note: If you plan to attend the Annual Meeting in person, please let us know by marking the enclosed proxy card in the space provided.

SEE REVERSE                                                      SEE REVERSE
   SIDE          CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

VOTE BY TELEPHONE

It's fast, convenient, and immediate.
Call Toll-Free on a Touch-Tone Phone
1-877-PRX-VOTE (1-877-779-8683)

Follow these four easy steps:

 1.  Read the accompanying Proxy Statement and Proxy Card.

 2.  Call the toll-free number
     1-877-PRX-VOTE (1-877-779-8683). For shareholders
     residing outside of the United States call collect on a touch-tone phone 1-201-536-8073.

 3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

 4.  Follow the recorded instructions.

               YOUR VOTE IS IMPORTANT!
               1-877-PRX-VOTE anytime!

      OR

VOTE BY INTERNET

It's fast, convenient, and your vote is immediately confirmed and posted.

Follow these four easy steps:

 1.  Read the accompanying Proxy Statement and Proxy Card.

 2.  Go to the Website.
     http://www.eproxyvote.com/eop

 3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

 4.  Follow the recorded instructions.

               YOUR VOTE IS IMPORTANT!
            http://www.eproxyvote.com/eop anytime!

          DO NOT RETURN YOUR PROXY CARD
         IF YOU ARE VOTING BY TELEPHONE
                  OR INTERNET

                                DETACH HERE
      Please mark
 /X/  votes as in
      this example.

 1. Authority to vote for the election as trustees of the four nominees listed below to terms expiring in 2002:

     NOMINEES: (01) Timothy H. Callahan, (02) D.J. Andre de Bock,
               (03) William M. Goodyear, (04) James D. Harper, Jr.

                                 WITHHELD
               FOR ALL           FOR ALL
              NOMINEES           NOMINEES

                / /                / /


   / /  _______________________________________
         For all nominees except as noted above


 2. In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the meeting.

 THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
 MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF
 NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE
 ELECTION OF THE FOUR NOMINEES TO TERMS EXPIRING IN 2002
 AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS.

 MARK HERE TO DISCONTINUE EXTRA ANNUAL REPORT(S)      / /

 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        / /

 MARK HERE IF YOU PLAN TO ATTEND THE MEETING          / /

 NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD
 EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE UNDER SIGNATURE.

Signature: __________________________________ Date: __________________



Signature: __________________________________ Date: __________________